Exhibit 5.1

KPMG LLP

Bay Adelaide Centre

333 Bay Street, Suite 4600

Toronto, ON M5H 2S5

Canada

Tel 416-777-8500

Fax 416-777-8818

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hydro One Limited

We consent to the use of our report dated February 24, 2022, on the consolidated financial statements of Hydro One Limited, which comprise the consolidated balance sheets as at December 31, 2021 and December 31, 2020, the related consolidated statements of operations and comprehensive income, changes in equity and cash flows for each of the years then ended, and the related notes which is incorporated by reference within the Amendment No.1 to the Registration Statement on Form F-10.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

November 22, 2022

Toronto, Canada

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